UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Susquehanna Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following letter was sent to certain shareholders of Susquehanna Bancshares, Inc. beginning on February 24, 2015.

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, PA 17543-7000

Tel 717.625.6305

February 24, 2015

Dear Fellow Shareholder:

It is only a few weeks until our Special Meeting of Shareholders on March 13, 2015 to consider the proposed merger with BB&T Corporation. According to our records, we have not yet received your vote.

As described in the proxy materials previously distributed to you, our Board of Directors is asking our shareholders to vote “FOR” a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 11, 2014, providing for the merger of Susquehanna with and into BB&T.

Because approval of the merger agreement requires the affirmative vote of at least 66-2/3% of the outstanding shares of Susquehanna common stock entitled to vote at the Special Meeting, your failure to vote will have the same effect as a vote against the merger proposal. Regardless of how many shares you own it is important that you submit your proxy as soon as possible.

You are encouraged to vote your shares by telephone or over the internet by following the instructions on the enclosed proxy form. As an alternative, you can also vote by completing and returning the enclosed proxy form utilizing the enclosed postage-paid envelope.

The Susquehanna Board of Directors unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and each of the other proposals described in the proxy materials.

Please complete, sign, date and return the enclosed proxy form immediately (or vote by telephone or over the internet). If you have any questions relating to the Special Meeting or voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, D.F. King & Co., Inc., by calling toll-free at (866) 864-7964

We appreciate your support.

Sincerely,

William J. Reuter
Chairman and Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY

PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND

DISREGARD THIS REQUEST.

*            *             *            *

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Susquehanna and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. The S-4 has been declared effective and the Proxy Statement has been mailed to shareholders of Susquehanna. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SUSQUEHANNA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and Susquehanna, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About” and then under the heading “Investor Relations” and then under “BB&T Corporation SEC Filings” or from Susquehanna by accessing Susquehanna’s website at www.susquehanna.net under the heading “Investor Relations” and then under “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, Attention: Investor Relations, Telephone: (717) 626-9801.

Susquehanna and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Susquehanna in connection with the proposed merger. Information about the directors and executive officers of Susquehanna and their ownership of

Susquehanna common stock is set forth in the proxy statement for Susquehanna’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.